Exhibit 10.2

Total Cashflow from Proved Developed Producing Reserves in US dollars
	Total Revenue	Operating Expenses	Plug and Abandonment Expenses	Investments	Production and Property Taxes	Net Cashflow before income taxes	Income tax expense	Net Cashflow
2019	12,169,055	7,785,801	400,000	0	1,116,128	2,867,126	239,833	2,627,293
2020	9,507,343	4,317,760	400,000	0	867,148	3,922,435	557,509	3,364,926
2021	8,935,032	4,186,257	400,000	0	813,340	3,535,435	490,755	3,044,680
2022	8,195,159	3,719,581	400,000	0	750,005	3,325,573	468,354	2,857,219
2023 and after	80,563,908	36,949,030	13,000,000	0	7,363,225	23,251,667	2,980,528	20,271,139
Total Isramco Inc.	119,370,497	56,958,429	14,600,000	0	10,909,846	36,902,236	4,736,979	32,165,257

Total Capitalized Cashflow from Proved Developed Producing Reserves in US dollars - various interest rates
	0%	5%	10%	15%	20%
2019	2,627,293	2,563,975	2,505,026	2,449,963	2,398,379
2020	3,364,926	3,127,458	2,916,664	2,728,530	2,559,786
2021	3,044,680	2,695,060	2,399,164	2,146,827	1,930,139
2022	2,857,219	2,408,690	2,046,770	1,751,867	1,509,417
2023 and after	20,271,139	12,586,102	8,381,300	5,870,519	4,270,455
Total Isramco Inc.	32,165,257	23,381,286	18,248,924	14,947,706	12,668,176

Total Cashflow from Proved Developed Non-Producing Reserves in US dollars
	Total Revenue	Operating Expenses	Plug and Abandonment Expenses	Investments	Production and Property Taxes	Net Cashflow before income taxes	Income tax expense	Net Cashflow
2019	297,660	90,825	-	292,325	28,913	(114,403)	-	(114,403)
2020	486,519	243,478	-	45,000	47,461	150,580	-	150,580
2021	386,849	206,414	-	98,567	37,860	44,008	-	44,008
2022	1,545,283	217,937	-	165,625	140,613	1,021,108	267,453	753,655
2023 and after	8,499,844	1,435,889	-	-	748,232	6,315,724	1,389,459	4,926,265
Total Isramco Inc.	11,216,155	2,194,543	-	601,517	1,003,079	7,417,017	1,656,912	5,760,105

Total Capitalized Cashflow from Proved Developed Non-Producing Reserves in US dollars - various interest rates
	0%	5%	10%	15%	20%
2019	(114,403)	(111,646)	(109,079)	(106,681)	(104,435)
2020	150,580	139,953	130,520	122,101	114,550
2021	44,008	38,955	34,678	31,030	27,898
2022	753,655	635,346	539,881	462,094	398,142
2023 and after	4,926,265	3,484,113	2,568,727	1,948,907	1,510,871
Total Isramco Inc.	5,760,105	4,186,721	3,164,727	2,457,451	1,947,027

	Crude Oil		Natural Gas		Natural Gas Liquids		Oil price	Gas price
	PDP	PDNP	PDP	PDNP	PDP	PDNP
Year

2019	179.38	2.21	1,056.48	35.37	51.59	4.37	$2.87	$47.56
2020	142.20	2.55	730.20	69.50	35.02	8.07	$2.67	$48.86
2021	130.96	1.89	668.51	58.32	31.57	6.22	$2.60	$50.77
2022	115.59	16.52	595.70	179.32	28.80	5.87	$2.86	$51.84
2023 and after	1,164.62	115.55	5,352.19	638.09	242.04	24.37
Total	1,732.76	138.72	8,403.08	980.60	389.02	48.89

	Crude Oil		Natural Gas		Natural Gas Liquids
	Isramco share	Total Oil	Isramco share	Total Gas	Isramco share	Total NGL
Proved Developed Producing Reserves	1,732.8	44,449.2	8,403.1	247,132.6	389.0	1,849.0
Proved Developed Non-Producing Reserves	138.7	435.0	980.6	2,983.6	48.9	66.0
Total	1,871.5	44,884.2	9,383.7	250,116.2	437.9	1,915.0

2018 Sales Volumes and Revenue Data

			2018
Crude oil	Crude Oil Sales Volumes	Mbbl	184
	Average Oil Price	per Bbl	60.84
	Net Oil Revenues	thousands USD	11,195
Natural Gas	Natural Gas Sale Volumes	MMcf	1,119
	Average Gas Price	per MCF	2.8
	Net Gas Revenues	thousands USD	3,133
Natural Gas Liquids	Natural Gas Liquids Sales Volumes	Mbbl	59
	Average Natural Gas Liquids Price	per Bbl	27.19
	Net Gas Liquids Revenues	thousands USD	1,604
	Total Net Revenues	thousands USD	15,932